SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 12, 2006

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                                               0-7246                       95-2636730

(State or Other Jurisdiction                  (Commission                (IRS Employer

      of Incorporation)                                File Number)           Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

no change

(Former Name or Former Address, if Changed Since Last Report)

Item 8.01.        Other events of importance to security holders.

On January 12, 2006, Petroleum Development Corporation announced that it has filed the Quarterly Report on Form 10-Q for the period ending September 30, 2005.  The Company believes this completes the requirements set by the NASDAQ Listings Qualifications Panel for the Company to continue to be listed on NASDAQ and the Company has requested that NASDAQ confirm that belief.  If NASDAQ concurs with the Company, the Company's symbol will be restored to PETD and its listing on NASDAQ will be continued.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(c)    Exhibits.

The news release is filed herewith as Exhibit 99.1 and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

By                    /s/ Darwin L. Stump

            Darwin L. Stump

            Chief Financial Officer

            Date   January 12, 2006